EXHIBIT 99.1


N E W S  R E L E A S E


October 9, 1995



CONTACT:

Martin I. Zankel           Dean Banks
Chairman of the Board      Chief Financial Officer


FOR IMMEDIATE RELEASE:


                           LANDSING PACIFIC FUND, INC
                      ANNOUNCES SALE OF CALIFORNIA PROPERTY

SAN MATEO, CA -- Landsing Pacific Fund, Inc. (AMEX:LPF) today announced closing the sale of the 466 Forbes Building in South San Francisco, California for $3,230,000. The proceeds of the sale were used to reduce a loan which was collateralized by the 466 Forbes Building and four other properties located in the San Francisco Bay Area.

The Fund also announced that it has used cash reserves to repay a $3,700,000 loan which was collateralized by Academy Place Shopping Center in Colorado Springs, Colorado.

Landsing Pacific Fund, Inc. is a self-administered real estate investment trust with equity investments in industrial properties and a shopping center. Its shares are traded on the American Stock Exchange under the symbol "LPF."



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